UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2009

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Westbrook Corporate Center, Westchester, Illinois 60654-5749
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a — 12 under the Exchange Act (17 CFR 240.14a — 12)

☐  Pre-commencement communications pursuant to Rule 14d — 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐  Pre-commencement communications pursuant to Rule 13e — 4(c) under the Exchange Act (17 CFR 240.13e — 4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2009, Corn Products International, Inc. (the “Company”) announced that Samuel C. Scott III, age 64, the Company’s Chairman, President and Chief Executive Officer will retire effective May 4, 2009.  The Company’s Board of Directors has elected Ilene S. Gordon to succeed Mr. Scott as Chairman, President and Chief Executive Officer of the Company effective May 4, 2009, at which time it is anticipated that she will also be appointed to the Company’s Board of Directors as a Class I Director with a term expiring in 2010.  Consistent with past practice it is anticipated that the Chairman will not sit as a member of any of the committees of the Board of Directors.  Mr. Scott will continue to serve on the Company’s Board of Directors until his resignation on May 4, 2009 and thereafter will serve as a consultant to the Company for the remainder of 2009.

Ms. Gordon, age 55, has been President and Chief Executive Officer of Alcan Packaging, a multinational company engaged in flexible and specialty packaging, since October 2007.  Alcan Packaging is a business unit of Rio Tinto Alcan.  From December 2006 to October 2007, Ms. Gordon was a Senior Vice President of Alcan Inc. and President and Chief Executive Officer of Alcan Packaging.  Alcan Packaging was acquired by a subsidiary of Rio Tinto plc in October 2007. From 2004 until December 2006, Ms. Gordon served as President of Alcan Food Packaging Americas, a division of Alcan Inc. From 1999 until Alcan’s December 2003 acquisition of Pechiney Group, Ms. Gordon was a Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, Inc., a flexible packaging business. Prior to joining Pechiney in June 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently served as Vice President and General Manager, heading up Tenneco’s folding carton business. Ms. Gordon also serves as a director of Arthur J. Gallagher & Co., an international insurance brokerage and risk management business, and United Stationers Inc., a wholesale distributor of business products and a provider of marketing and logistics services to resellers.

In connection with Ms. Gordon’s election as Chairman, President and Chief Executive Officer of the Company, the Company agreed to compensation arrangements with Ms. Gordon that include:

• an annual salary of $850,000;

• a target annual incentive bonus of 115% of salary, or $977,500;

• a long-term equity incentive award, to be granted effective the first business day of employment, comprising a combination of stock options (vesting ratably over three years) with a Black-Scholes value of $1,000,000, and performance shares (vesting at the end of a three year performance period) with a target value of approximately $1,000,000 based on 85% of the value of the Company’s shares on the grant date;

• a sign-on award of restricted stock units with a face value of $2,649,000 (vesting ratably over two years) and $550,000 (vesting ratably over seven years);

• a severance arrangement in the event of Ms. Gordon’s termination without cause providing a cash payment equal to annual salary plus her target annual incentive bonus; Ms. Gordon will also be entitled to payments under the Company’s standard change in control severance agreement in the event of a change in control; and

• other benefits generally applicable to senior executives of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Corn Products International, Inc. dated April 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2009	CORN PRODUCTS INTERNATIONAL, INC.

	By:	/s/ Cheryl K. Beebe
Name: Cheryl K. Beebe
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Corn Products International, Inc. dated April 7, 2009